UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 Or 15 (d) of the

Securities Exchange Act Of 1934

Date of Report (Date of Earliest Event Reported): October 23, 2006

CapSource Financial, Inc.

(Exact Name of Registrant as Specified in Charter)

Colorado	1-31730	84-1334453
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2305 Canyon Boulevard, Suite 103 Boulder, CO	80302
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 245-0515

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On October 23, 2006, CapSource Financial, Inc. (the “Company”) and its Mexican operating subsidiary RESALTA entered into a $3.6 million (U.S.) floor plan credit line agreement with Financieros Navistar, S.A. de C.V. of Mexico City. Under the agreement RESALTA may utilize the full amount of the credit facility to purchase new trailers or up to $1 million (U.S.) of the credit facility to finance the purchase and sale of used dry van trailers and refrigerated trailers (and the balance for new trailers). The agreement may be cancelled by either party upon thirty days written notice. The interest rate under the agreement is LIBOR plus 4.17% (currently 9.5%). In addition to other restrictive covenants, the agreement requires RESALTA to provide Navistar with the original title of ownership for each financed trailer until that trailer is sold and Navistar has been paid.

Item 2.03	Creation of a Direct Financial Obligation

See discussion of the Financieros Navistar floor plan credit agreement under Item 1.01 above.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPSOURCE FINANCIAL, INC. (Registrant)
Date: October 24, 2006	By:	/s/ Steven E. Reichert
		Name:	Steven E. Reichert
		Title:	Vice President and General Counsel